First Connecticut Bancorp, Inc. Sets Date for Annual Shareholders Meeting
Company Release – February 26, 2013

FARMINGTON, Conn., February 26, 2013 (GLOBE NEWSWIRE) -- First Connecticut Bancorp, Inc. (Nasdaq:FBNK), the holding company for Farmington Bank, announced today that its Board of Directors has scheduled the corporation's annual meeting of shareholders for 10:00 a.m. EST, May 15, 2013 at Central Connecticut State University in the Constitution Room located in Memorial Hall, 1615 Stanley Street, New Britain, Connecticut.

The record date for shareholders to vote at the meeting is March 20, 2013.

Farmington Bank is a full-service community bank with 20 branch locations throughout central Connecticut. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. Farmington Bank, with assets of $1.8 billion, is a wholly-owned subsidiary of First Connecticut Bancorp, Inc. (Nasdaq:FBNK). For more information about Farmington Bank, visit farmingtonbankct.com.

The First Connecticut Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11128

CONTACT:	Jennifer H. Daukas
Investor Relations Officer
One Farm Glen Boulevard, Farmington, CT 06032
P 860-284-6359
F 860-409-3316
jdaukas@farmingtonbankct.com

Source:  First Connecticut Bancorp, Inc.